Endonovo Therapeutics



U.S. Commercial Launch Overview

OTCQB:ENDV

Project Overview

Our highly experienced commercial management team will recruit, train and deploy over 300+ indirect sales representatives throughout the US in 2019. To accelerate uptake, we are:

- ✓ Hiring sales representatives that have direct access to surgeons in targeted specialties and hospitals.
- ✓ Focusing on top specialties where pain and edema reduction is needed most.
- ✓ Equipping the sales team with "best in class" promotional and sales training tools.
- ✓ Creating awareness for SofPulse® through public relations and integrated marketing campaigns.

Focus Clinical Specialties





We will focus on clinical specialties that are seeking better non-opioid and non-invasive solutions for post-operative pain and edema.

Focus Clinical Specialties





- Plastics
- Pain Management
- Wound Care/Ortho
- Burns
- TBI
- Spine
- Cardiac/Thoracic
- GYN
- Urology
- Vascular
- General Surgery
- Foot & Ankle
- Podiatry
- Bariatrics
- Skilled Nursing/Sub Acute Care

Endonovo Therapeutics

U.S. Commercial Team



- **1** VP of Sales
- **1** VP of Marketing
- **1** National Sales Manager
- **8** Master Distributor Principals (MDPs) to lead the field team of in-direct (1099s) surgical sales representatives within the focus clinical specialties
- Current stocking distributors to execute within their defined geographies/accounts
- **200** plus in-direct (1099s) surgical/ hospital sales representatives with very specific access to the focus clinical specialties
- **100** plus in-direct (1099s) non-hospital sales representatives focusing on skilled nursing centers, wound care centers, pain management clinics

Endonovo Therapeutics

U.S. Commercial Leadership

David Clark - VP of Sales



- 25 years of surgical device experience with leading companies (Medtronic & Baxter)
- Former U.S. Executive Vice President of Sales for Biom'up surgical hemostat HEMOBLAST
- Built and led the U.S. HEMOBLAST sales team (250+ in-direct sales representatives)
- Significant domain experience (over 17 years) in the surgical hemostasis/surgical sealant space
- B.A. in Economics from Rutgers University

Steven Ford - VP of Marketing



- 25 years of surgical device experience with leading companies (Allergan, Ethicon, Bard & Baxter)
- Former U.S. Vice President of Marketing for Biom'up surgical hemostat HEMOBLAST
- Significant domain experience in the surgical hemostasis/surgical sealant space
- Have launched over 50+ medical devices globally
- Led and participated on over 75 product development teams
- B.S. in Marketing from California State University

Prelaunch Deliverables: Phase 1& 2

Deliverable	Completion Date
MDPs identified	Completed
MDPs contracts fully executed	End of June
Work with MDPs to build out the 1099 in-direct Sales Team, ramp up to 200 surgical reps	End of August
Establish sales channel into the VA and military hospitals	End of July
MDPs to identify top 2 physician targets for each of their 1099s and prepare to advance commitments for 3-5 patient evaluations with each…physician targeting completed within the first 2 weeks that each 1099 sales representative activated	Within 2 weeks of activation
Establish sales channels for skilled nursing care centers, wound care centers and pain management clinics…adding 100 non-hospital 1099s to bring total field head count to 300	End of December
Train each new 1099 as they join…training to be completed within the first 4 weeks of activation	Within 4 weeks of activation
1099 sales representatives to be commercially active to perform sales calls	Upon completion of training
Learning Management System sales training portal, sales training presentations and modules, competitive and procedural primers and sales call spin questions	Prior to July sales training
Build promotional tools for the sales team: updated brochure, video brochure, VAC kit, overview presentation	Prior to July sales training

2019 Launch Timing

It will take the senior commercial team ~2 months to recruit the initial sales team and to complete the launch materials. We will launch SofPulse® to the entire sales team in July.

Once the product is launched, our sales representatives will focus on getting into evaluations and getting through the value analysis process. Once approved in a hospital, the sales representatives will focus on spreading use of SofPulse® to other surgeons in the approved hospital/hospital system. Launch timing is broken into the following 4 phases:

2019 Launch Timing

May - Jun	July	Aug - Oct	Nov - Beyond
Phase #1 *Build sales team, sales training and promotional materials*	**Phase #2** *Train sales team, launch kick-off, initial physician engagement*	**Phase #3** *Enter into value analysis and evaluation process at hospitals (process will take on average = 12+ weeks) & launch awareness/PR campaign*	
		Phase #4 *New accounts start ordering, in-servicing, increase adoption with other physicians at accounts*	

Assumptions

- Will take ~3 weeks to get sales representatives trained and commercially prepared
- Timing to get through the sales cycle on an average account is typically 12 weeks, may extend longer due to additional administrative processes to evaluate new technologies
- Timing to get through a physician evaluation process typically is 3-5 patients and takes 2+ weeks to complete
- In some circumstances, a physician may be able to accelerate or eliminate the value analysis process
- Although not typical, some hospital systems require evaluation samples to be purchased

Launch Deliverables: Phase 3 & 4

Deliverable	Completion Date
1099 sales representatives to complete the sales cycles including patient evaluations, value analysis process and secure 1st order	Sales cycle to be completed within 12 weeks on average
Weekly forecast/account progress file established to track accounts through the "sales cycle"...value analysis, surgical evaluation and into revenue stage	Installed beginning of August
CRM sales management system installed	End of August
Launch SofPulse® awareness/PR campaign (scope TBD)	Starting in Q3
Develop updated sample/evaluation program	Q3
Launch educational "Peer to Peer" programs...educational dinners, webinars	Starting in Q3
Attend regional/conferences conferences to (aligned to our focus clinical specialties)	Starting in Q3
Establish program for SofPulse® to be added to health system protocols as approved "non-opioid" option	December

Steps To The Sales Process

When forecasting the uptake of SofPulse® in hospitals, it is important to understand that the typical amount of time it takes to introduce a new medical device to an average hospital is 12 weeks. The chart below details the typical process a sales representative will need to go through to get a new product through the value analysis process. In some circumstances, it may take less time and in other cases substantially longer. The key to getting any new product into a hospital is by having very strong support from the surgeons requesting the product.

Steps To Average Sales Process



Present to Surgeon
VAT/VAC Committee Presentation
VAT/VAC Committee Evaluation Review
Purchasing Review
Week 1
Week 2
Week 3
Week 4
Week 5
Week 6
Week 7
Week 8
Week 9
Week 10
Week 11
Week 12
Periop Admin Presentation & Preparation for VAT/VAC
Surgical Evaluation 2-3 cases per surgeon
Approval Granted
1st Order Placed

Endonovo Therapeutics

2019 Sales and Marketing Budget

The sales and marketing budget will focus on supporting a strong launch of SofPulse® into key surgical specialties and geographies.

2019 Sales and Marketing Budget

The largest portion of the budget (76%) will be focused on the development of new promotional materials designed to: (1) gain interest from surgeons to evaluate the product (2) to speed the approval of SofPulse® through the value analysis process (3) increase awareness of SofPulse® . The promotional materials will feature a new branding/imagery campaign designed by our advertising agency partner, DevicePharm. This new branding/imagery will be incorporated into all promotional and sales training materials. Public relations and integrated marketing campaigns will be used to generate awareness and create leads.

2019 Sales and Marketing Budget

The second largest portion of the budget (12%) will be focused on training the sales representatives for success. Our training program will feature an online learning management system, which allow reps to easily log in, review training modules and take tests to become certified.

Draft 2019 Sales & Marketing Budget

		May	June	July	Aug	Sept	Oct	Nov	Dec	2019
	Promotional									
1	Updated brochure	$5,000	$0	$5,000	$0	$0	$0	$0	$0	$10,000
2	Updated brochure printing	$0	$5,000	$5,000	$0	$0	$5,000	$0	$2,000	$17,000
3	Video brochure	$7,500	$0	$0	$7,500	$0	$0	$0	$0	$15,000
4	Video brochure printing/production	$0	$0	$10,000	$10,000	$0	$0	$0	$0	$20,000
5	VAC kit	$8,500	$0	$8,500	$0	$0	$0	$0	$0	$17,000
6	VAC kit printing	$0	$7,500	$7,500	$0	$0	$7,500	$0	$3,000	$25,500
7	Dinner - Overview Presentation	$0	$2,500	$0	$0	$0	$0	$0	$0	$2,500
8	Patient brochure	$5,000	$5,000	$0	$0	$0	$0	$0	$0	$10,000
9	Patient brochure printing	$0	$10,000	$0	$0	$0	$0	$0	$0	$10,000
10	Sales contest	$0	$0	$0	$2,000	$0	$0	$0	$5,000	$7,000
11	Public relations	$0	$0	$12,000	$12,000	$12,000	$12,000	$12,000	$12,000	$72,000
12	Integrated marketing campaign	$0	$25,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$55,000
		$26,000	$55,000	$53,000	$36,500	$17,000	$29,500	$17,000	$27,000	$261,000
	Sales Training									
1	Sales training presentation	$0	$2,500	$0	$0	$0	$0	$0	$0	$2,500
2	Sales primers	$8,000	$0	$8,000	$0	$0	$0	$0	$0	$16,000
3	Sales primer printing	$0	$5,000	$0	$0	$0	$0	$2,500	$0	$7,500
4	Learning management	$6,000	$0	$6,000	$0	$0	$3,000	$0	$0	$15,000
5	Webex sales calls	$0	$0	$100	$0	$100	$0	$100	$0	$300
		$14,000	$7,500	$14,100	$0	$100	$3,000	$2,600	$0	$41,300
	Congresses/Conventions									
1	Pull up stands	$0	$9,000	$0	$0	$0	$0	$0	$0	$9,000
2	Table clothes	$0	$250	$0	$0	$0	$0	$0	$0	$250
3	Local congress budget	$0	$0	$0	$1,500	$1,500	$1,500	$1,500	$1,500	$7,500
4	National congress budget	$0	$0	$0	$4,000	$0	$4,000	$0	$4,000	$12,000
		$0	$9,250	$0	$5,500	$1,500	$5,500	$1,500	$5,500	$28,750
	Consulting									
1	Surgeon consultants	$0	$0	$0	$0	$0	$0	$0	$0	$0
2	Outside consulting	$0	$0	$0	$0	$0	$0	$0	$0	$0
		$0	$0	$0	$0	$0	$0	$0	$0	$0
	Medical Marketing									
1	Dinner/educational programs	$0	$0	$0	$2,500	$2,500	$2,500	$2,500	$2,500	$12,500
2	Publications	$0	$0	$0	$0	$0	$0	$0	$0	$0
		$0	$0	$0	$2,500	$2,500	$2,500	$2,500	$2,500	$12,500
	Total	$40,000	$71,750	$67,100	$44,500	$21,100	$40,500	$23,600	$35,000	$343,550

Draft budget does not include:

- Samples for evaluation purposes
- Salaries, travel and expenses

Revenue Projections

55 million surgical procedures are performed each year in the US. Currently, there are very few options for effective post operative pain reduction other than dangerous and addictive opioids. SofPulse® is clinically proven to reduce pain and edema. We believe SofPulse® will become the standard of care for non-opioid post operative pain reduction.

2019-2021 Revenue Projections

		2019		2020		2021
Jan	$	-	$	3,725,836	$	44,451,560
Feb	$	-	$	7,059,522	$	44,824,730
Mar	$	-	$	11,372,409	$	44,949,100
Apr	$	-	$	16,069,228	$	45,073,500
May	$	1,493	$	20,424,795	$	45,073,500
Jun	$	7,463	$	23,563,869	$	45,073,500
Jul	$	23,880	$	27,191,128	$	45,073,500
Aug	$	52,238	$	30,565,251	$	45,073,500
Sep	$	82,088	$	34,068,229	$	45,073,500
Oct	$	179,100	$	38,592,487	$	45,073,500
Nov	$	519,887	$	41,457,588	$	45,073,500
Dec	$	1,547,224	$	43,705,251	$	45,073,500
Total	**$**	**2,413,371**	**$**	**297,795,593**	**$**	**539,886,891**

2019-2021 Revenue Projections ASSUMPTIONS

Uptake assumptions:

- ✓ Will take ~3 weeks to get sales representatives trained and commercially prepared.
- ✓ Each sales representative will identify and develop 2 hospitals/physicians.
- ✓ Timing to get through the sales cycle on an average account is typically 12 weeks.
- ✓ Timing to get through a physician evaluation process typically is 3-5 patients and takes 2+ weeks to complete.

2019-2021 Revenue Projections ASSUMPTIONS (2)

Account potential assumptions:

- ✓ A fully converted low volume account would have ~25 doctors using 20 units per month = $150,000 per month, per account.
- ✓ A fully converted medium volume account would have ~50 doctors using 20 units per month = $300,000 per month, per account.
- ✓ A fully converted large volume account would have ~100 doctors using 20 units per month = $600,000 per month, per account.
- ✓ It will take 12 months to fully convert the surgeons at a hospital.

2019–2021 Revenue Projections ASSUMPTIONS (3)

Surgical case adoption assumptions:

✓ SofPulse® will be utilized in at least 25% of surgical procedures from each converted surgeon